EXHIBIT 10.20
ADDENDUM TO ASSET CONTRIBUTION AGREEMENT
THIS ADDENDUM TO ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into effective the 28th day of December, 2006 (the “Effective Date”), by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“MAKO,” with each of Z-KAT and MAKO being referred to as a “Party” and, together, as the “Parties.”)
RECITALS
The following recitals for the basis hereof, are hereby acknowledged to be true by the Parties, and are hereby incorporated herein by this reference:
A.	The parties entered into that certain Asset Contribution Agreement on December 17, 2004 (the “ACA”) attached hereto as Exhibit R.A. Pursuant to the ACA, certain intangible property rights were transferred from Z-KAT to MAKO.

B.	Pursuant to the ACA, Z-KAT granted a license and certain sublicenses to MAKO pursuant to the License Agreement attached hereto as Exhibit R.B. (the “Z-KAT/MAKO 2004 License”).

C.	On March 24, 2006, the parties entered into another license agreement wherein MAKO granted Z-KAT a License as described therein (the “MAKO/Z-KAT 2006 License”) attached hereto as Exhibit R.C.

D.	Pursuant to rights granted by Z-KAT to MAKO pursuant to the Z-KAT/MAKO 2004 License, MAKO has exercised its rights to prosecute, control and maintain all Z-KAT Licensed Patents and Licensed IP Rights (as such terms are defined in the Z-KAT/MAKO 2004 License).

E.	The parties now seek to clarify and amend as specifically indicated herein the ACA and certain of these license agreements on the terms and conditions described herein.
     NOW THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
01. CERTAIN DEFINITIONS
As used herein, the following terms shall have the following meanings:
     01.1 “Affiliate” of a Party shall mean an entity directly or indirectly Controlling, Controlled by or under common Control with that Party.
     01.2 “Change of Control” shall mean, with respect to a Party, a transaction or the last of a series of transactions that results in: (a) a person or entity obtaining Control of, directly or

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indirectly, the Party; (b) a merger, consolidation, amalgamation, or other combination of the Party with a third party in which the Party is not the surviving corporation or which results in a new person or entity directly or indirectly obtaining Control of the Party; (c) or an acquisition of the Party as a subsidiary of a third party; or (d) transfer, assignment or sale of substantially all of the assets of the Party to which this Agreement pertains.
     01.3 “Control” shall mean the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, of an entity.
     01.4 “Qualified IPO” shall mean an underwritten public offering of shares of MAKO in connection with which the aggregate net proceeds to MAKO equals or exceeds $25,000,000.
1. LICENSE RIGHTS AND OBLIGATIONS
     1.1 MAKO LICENSE RIGHTS
          (a) [***] License. Z-KAT and [***] entered into that certain license agreement dated August 31, 2001, which [***] subsequently assigned to [***], a copy of which is attached hereto as Exhibit 1.1(a) (the “[***] License”). Notwithstanding statements to the contrary in Section 4.4 of the Z-KAT/MAKO 2004 License, the Minimum Royalty due under the [***] (and defined in Section 1.18 therein) will be treated as a Minimum Royalty under the ZKAT/MAKO 2004 License (and defined in Section 4.4 therein), such that MAKO shall be granted the right and shall assume the obligation to make payment of such Minimum Royalty pursuant to the terms and provisions of Section 4.4 of the ZKAT/MAKO 2004 License, including, without limitation, the obligation to make any Minimum Royalty payment under the [***] unpaid as of the Effective Date.
          (b) [***] Licenses. Z-KAT and [***] entered into a sublicense Agreement on October 12, 2004 where Z-KAT granted a license to [***]with respect to the [***], a copy of which is attached hereto as Exhibit 1.1(b)(A) (the “[***] Sublicense”). Z-KAT, [***],[***] and [***] entered into a license agreement on February 9, 2001, a copy of which is attached hereto as Exhibit 1.1(b)(B) [***]. Z-KAT hereby assigns to MAKO all of its rights to receive any royalty payments of any kind accrued (but not paid) as of the Effective Date and accruing thereafter under the [***] Sublicense and the [***] License (together, the “Z-KAT In-Licenses”) until either the First True Up or Final True Up (each as defined and described below), as applicable.
          (c) [***]. For as long as MAKO is, pursuant to the Z-KAT/MAKO 2004 License, paying all Prosecution Costs and Maintenance Costs (as defined and described in the Z-KAT/MAKO 2004 License) with respect to any particular item of Licensed IP (as defined in the Z-KAT/MAKO 2004 License) Z-KAT hereby assigns to MAKO its rights to receive payments directly from [***] under the [***] Sublicense (attached hereto as Exhibit 1.1(c)) with respect to that particular item of Licensed IP. Z-KAT shall make reasonable efforts in cooperating with MAKO to arrange for MAKO to bill [***] directly for such payments.
          (d) MAKO Right to Assign License from Z-KAT. Notwithstanding any other term or provision to this Agreement, the ACA or the Z-KAT/MAKO 2004 License,

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MAKO shall have the right to assume any License, if it can be assigned as of right, without loss of Rights, and to take assignment of any Licensed Patent (as such terms are defined in the Z-KAT/MAKO 2004 License) owned or held by Z-KAT in the event that Z-KAT’s actions or inactions could reasonably result in forfeiture of such License or Licensed Patent, provided that the possibility of forfeiture is not caused or does not arise from, in whole or in part, MAKO’s failure to perform its obligations or observe conditions placed on it pursuant to this Agreement or any other agreement with Z-KAT; and further provided that MAKO grants concurrently with the assignment an exclusive, transferable, irrevocable, non-terminable license to Z-KAT, with the right to grant sub-licenses, in the Z-Kat Field (as defined in the Z-KAT/MAKO 2004 License) as to any assigned License or Licensed Patent. For the avoidance of doubt, an Assertion (as defined below) does not, by itself, constitute an action that could reasonably result in forfeiture of a License or Licensed Patent.
          (e) Termination of MAKO License. Including any other remedies provided for by law, this Agreement or otherwise, MAKO shall be entitled to terminate the MAKO/Z-KAT 2006 License upon the occurrence of a breach of this Agreement that is explicitly identified below as a “Material Breach” and not cured within thirty (30) days of its occurrence. No breach of this Agreement, even if it is with respect to a material obligation or condition of this Agreement, will give rise to a right to terminate the MAKO/Z-KAT 2006 License unless it is explicitly identified in this Agreement as a “Material Breach.”
          (f) No Change to Prior License Rights. Except to the extent expressly stated herein, nothing in this Agreement is intended to amend or alter any of the existing agreements between Z-KAT and MAKO. For the avoidance of doubt, except to the extent expressly stated herein, MAKO shall continue to have the same rights with respect to the Z-KAT/MAKO 2004 License as it enjoyed prior to the Effective Date with respect to the Z-KAT Licensed Patents and the Licensed IP Rights.
     1.2 Z-KAT License Rights.
          (a) Assertion. Z-KAT will, within a reasonable time prior to proceeding with a threat to enforce or with action to enforce (an “Assertion”) any of the Licensed IP Rights in the Z-KAT Field (as those terms are defined in the Z-KAT/MAKO 2004 License), either:
               (i) present MAKO in writing a binding engagement arrangement with competent counsel, covering the contemplated Assertion and reasonably adequate to ensure proper prosecution and defense of litigation arising from such Assertion. For the avoidance of doubt, an engagement arrangement on terms substantially similar to those set forth on Exhibit I.2(a)(i) attached hereto shall constitute an adequate arrangement; or
               (ii) deposit $[***], either in cash or MAKO Common Stock owned by Z-KAT (in the event MAKO stock is used, an independent appraisal must accompany such stock certifying the value as of the date of deposit) with an independent escrow agent, pursuant to an escrow agreement requiring transfer from the deposit to MAKO to pay for MAKO’s reasonable attorneys fees and expenses actually incurred by MAKO, should MAKO elect to take

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

over such Assertion from Z-KAT in the event Z-KAT is unable or unwilling to conduct proper prosecution and defense of litigation arising from such Assertion.
               (iii) Material Breach. An Assertion made by Z-KAT that is not in compliance with this Section 1.2(a) shall constitute a Material Breach by Z-KAT.
          (b) Rights with Respect to MAKO.
               (i) Accounting. Z-KAT may request and MAKO shall provide upon such reasonable request, an accounting for payments made by MAKO pursuant to rights to make such payments granted by Z-KAT to MAKO hereunder.
               (ii) Termination or Reimbursement. If MAKO does not make any payment as provided for hereunder with respect to a license or sublicense, Z-KAT may make such payment, seeking reimbursement from MAKO and terminating MAKO’s right to make such payments directly, in addition to any other rights it may have.
     1.3 True Up Payments.
          (a) Beginning upon the first anniversary of the date of payment of the final minimum royalty payments due to MAKO under the [***] Sublicense and for each year thereafter in which MAKO is making royalty payments of any kind under the [***] License, Z-KAT shall be paid (within thirty days) by MAKO [***] of the positive difference, if any, between (i) the running royalty payments received by MAKO from the Z-KAT In-Licenses for the preceding year and (ii) any minimum royalty payments made by MAKO (less any running royalties due under the [***] License from activities of MAKO and its sublicensees) under the [***] License (each an “Excess Royalty Payment”).
          (b) At the end of the Initial Royalty Period as defined in the [***] License, MAKO shall calculate the difference between (i) all amounts received by MAKO under the Z-KAT In-Licenses and (ii) the sum of all payments made by MAKO under the [***] License (less any running royalties due under the [***] License from activities of MAKO and its sublicensees) and the sum of all Excess Royalty Payments made by MAKO to Z-KAT (the “First True Up”). If the First True Up is a positive number Z-KAT shall be entitled to payment of the amount of the First True Up (within thirty days) and the assignment of royalties from the Z-KAT In-Licenses pursuant to Section 1.1(b) shall terminate. If the First True Up is a negative number, MAKO shall be entitled to all royalties of any kind under the Z-KAT In-Licenses, which royalties shall be applied against the First True Up number as received by MAKO until such time as the First True Up number has been reduced to zero (the “Final True Up”), at which point the assignment of royalties from the Z-KAT In-Licenses pursuant to Section 1.1(b) shall terminate.
2. CERTAIN OBLIGATIONS
     2.1 Voyager Payment. MAKO hereby purchases from Z-KAT and Z-KAT hereby sells to MAKO the Voyager Parts owned by Z-KAT, as set forth on Schedule 2.1 (specifically excluding the actual Voyager System located in Lakewood, Ohio) attached hereto for $[***] (the “Voyager Payment”).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     2.2 Z-KAT Loan. MAKO hereby loans Z-KAT (the “Loan”) the Loan Amount. The Loan Amount is calculated as follows: (i) the amount required by Z-KAT to pay all anticipated accounts payable as of the Effective Date as set forth on Schedule 2.2 attached hereto (the “Z-KAT Payables”); less (ii) twenty thousand dollars ($23,000.00), which is Z-KAT’s anticipated cash balance just prior to the Effective Date.
          (a) Terms. The Loan shall be evidenced by a Note, in a form identical to that attached as Exhibit 22 (the “Note”). The Note shall
               (i) accrue interest at a reasonable rate;
               (ii) be payable as a first priority lien against any cash proceeds to Z-KAT or any Affiliate from a Payment Event, which shall be any or all of the following:
                    (1) receipt of cash (tender of which is unconditioned by payor) by Z-KAT or any Affiliate as a result of an Assertion or in consideration for licenses granted or in connection with any claim of infringement of any intellectual property, less reasonable expenses (attorneys fees, costs, etc.) actually incurred in connection with the claim and payable to third parties;
                    (2) commercial operations by Z-KAT or any Affiliate (other than the sale of Z-KAT’s inventory of fiducial markers), including the contemplated sale of the Lakewood Voyager System;
                    (3) aggregate net proceeds (amounts received less costs and expenses) in any calendar quarter from the sale of inventory of fiducial markers;
                    (4) investment or loan into Z-KAT or an Affiliate (provided however that Z-KAT shall be entitled to obtain up to $500,000 in cash solely in the form of equity investment or debt, which shall be used to fund Z-KAT (or an Affiliate) and which shall be exempt from payment towards the Note);
                    (5) the sale of any MAKO stock held by Z-KAT or any Affiliate; or
                    (6) liquidation/winding up of Z-KAT or any Affiliate.
               (iii) Security Agreement. MAKO, in its sole discretion, may require Z-KAT to execute a security agreement with respect to MAKO’s interest in Z-KAT assets to secure a Payment Event.
               (iv) Material Breach. Failure to tender the entire proceeds of a Payment Event to MAKO upon the occurrence of such Payment Event or Z-KAT’s failure to tender any payment against the Note when due shall constitute a Material Breach of this Agreement.
3. AGREEMENTS WITH RESPECT TO MAKO EMPLOYEES. Z-KAT agrees that the following restrictions shall apply to Z-KAT and every Affiliate of Z-KAT as well as to all

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MAKO employees employed as of the Effective Date or any time thereafter (each a “MAKO Employee”).
     3.1 General Prohibitions.
          (a) Z-KAT shall not permit a MAKO Employee to be an employee, officer or director of Z-KAT during such MAKO Employee’s employment and for a six (6) month period following the termination of such employment with MAKO for any reason (the “Restricted Period”).
          (b) Z-KAT shall not permit a MAKO Employee to provide technical, operational or commercial services of any kind to Z-KAT (the “Restricted Activities”), except as allowed for under Section 3.2. Notwithstanding the foregoing, nothing contained in this Section 3.1 shall be construed to limit the statutory and contractual informational rights of any Z-KAT shareholder who is also a MAKO Employee, nor shall any informal, conversational interactions between Z-KAT and MAKO personnel be regarded as the rendition of services prohibited hereunder.
          (c) MAKO may require any MAKO Employee to execute an employment agreement or covenant wherein such MAKO Employee agrees to refrain from the Restricted Activities during the Restricted Period.
          (d) The restrictions set forth in this Section 3.1, including covenants made by MAKO employees with MAKO restricting them from employment with, or providing services to, Z-KAT shall become void upon a Change of Control transaction or a Qualified IPO.
     3.2 Limited and Conditioned Consulting Services.
          (a) No MAKO Employee shall be required to render services of any kind to Z-KAT.
          (b) Any MAKO Employee may provide reasonable consultation services to Z-KAT to support any Assertion or intellectual property licensing endeavor, to provide administrative services, or to provide Z-KAT personnel with understanding of technical information licensed by MAKO to Z-KAT.
          (c) In a case where a MAKO Employee agrees to provide consultation services to Z-KAT, such services shall be conditioned as follows (the “Consulting Conditions”):
               (i) rendered only following written notice to and written approval (not to be unreasonably withheld) by an independent committee of the MAKO Board of Directors;
               (ii) rendered only at such times and under such conditions so as not to have a negative impact or interference upon MAKO’s business and/or the performance of such MAKO Employee’s duties on behalf of MAKO (e.g. not rendered during regular business hours); and

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (iii) limited to providing consultation, but in no event shall such MAKO Employee create intellectual property in any form on behalf of Z-KAT, it being expressly agreed by the Parties that all intellectual property conceived of or developed by any MAKO Employee during the term of his employment with MAKO shall be and is the property of MAKO (as per the IP assignment covenant required of every MAKO employee) regardless of the extent to which such intellectual property is conceived of or developed in connection with consultation by such MAKO Employee on behalf of Z-KAT.
     3.3 Material Breach. In the event that MAKO reasonably demonstrates to Z-KAT that Z-KAT or a MAKO Employee has violated this Section 3, then such violation shall constitute a Material Breach.
4. AGREEMENTS WITH RESPECT TO THE TRANSITION OF Z-KAT’S BUSINESS.
     4.1 As of the Effective Date, all of the following shall apply:
          (a) Z-KAT shall establish and maintain a place of business separate and distinct from the MAKO business address;
          (b) Z-KAT shall not share common workspace or facilities with MAKO;
          (c) The Z-KAT website shall be removed from the MAKO server;
          (d) Z-KAT shall allow, subject to reasonable obligations of confidentiality, MAKO full, unrestricted access (at MAKO’s expense) to its corporate and financial records (and their custodians and the professionals managing the same), it being understood by Z-KAT that Z-KAT’s potential, purported status as a predecessor company to MAKO may require auditing and public disclosure of the same as MAKO contemplates the possibility of entering the public equity markets
     4.2 For the period commencing as of the Effective Date and concluding no more than one hundred twenty (120) thereafter (the “Transition Period”), each of Z-KAT and MAKO agree to make best efforts to completely transfer all business activities (e.g., administrative (legal and accounting) and commercial (sale of markers)) to Z-KAT personnel (the “Transition”), subject to the following terms, conditions and restrictions:
          (a) Applicable MAKO personnel shall provide reasonable services at no charge (but subject to the Consulting Conditions) to assist during the Transition Period;
          (b) Z-KAT will remove all assets and inventory from MAKO’s facility by the conclusion of the Transition Period.
          (c) Upon reasonable request during the Transition, but in any event before the end of the Transition Period, MAKO will deliver to or cause to be delivered to Z-KAT, at Z-KAT’s written request, any or all of the following requested documents:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (i) all financial and legal records relating to Z-KAT in the possession of MAKO and any copies of all technical documentation owned by Z-KAT in the possession of any of MAKO’s employees, consultants and advisors (including all information originally provided by Z-KAT to MAKO); and
               (ii) copies of all information (documents, software, etc.) with respect to all Improvements (as defined in the Z-KAT/MAKO 2004 License), Licensed IP Rights and Technical Information (as those terms are defined in the Z-KAT/MAKO 2006 License), or other properties that are licensed to Z-KAT.
          (d) During and for a reasonable time following the Transition Period, KAT will have reasonable access to MAKO personnel (subject to the Consulting Conditions) for purposes of assisting Z-KAT personnel in understanding the documentation referenced in this Section 4.2.
          (e) Z-KAT may periodically request delivery, and MAKO will delivery or cause to be delivered, any new information (documents, software, etc.) first created after delivery of information pursuant to section 4.2(c)(ii) with respect to all Improvements (as defined in the Z-KAT/MAKO 2004 License), Licensed IP Rights and Technical Information (as those terms are defined in the Z-KAT/MAKO 2006 License), or other properties that are licensed to Z-KAT.
5. FURTHER ACTIONS. From time to time, at the request of any Party hereto, the other Party shall execute and deliver (or shall cause execution and delivery, by an Affiliate or otherwise) such instruments and take such action (or cause such action to be taken, by an Affiliate or otherwise) as may be reasonably requested to evidence the transactions contemplated hereby.
     5.1 [***] IP Asset Purchase. The Parties acknowledge and agree that MAKO has been in discussions with [***] and/or [***] (along with any implicated Affiliate, [***]) concerning the purchase of certain intellectual property assets originally transferred from Z-KAT to [***] as part of the transaction that included the [***]. The Parties agree and covenant that they shall cooperate in good faith after the Effective Date to endeavor to consummate the purchase of such intellectual property assets such that each will retain rights in its applicable field and that that each Party will enjoy rights in such intellectual property assets consistent with those described in the Z-KAT/MAKO 2004 License.
6. REPRESENTATIONS. Each of Z-KAT and MAKO does hereby represent and warrant to the other that the execution, delivery and performance of this Agreement and all other documents executed or to be executed pursuant to this Agreement by such Party (a) have been duly authorized by all necessary corporate action on the part of such Party; and (b) do not conflict in any material respect with any of such Party’s charter, bylaws or other controlling corporate documents.
7. GENERAL PROVISIONS.
     7.l GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFLICT-OF-LAWS RULES AS APPLIED IN FLORIDA. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY.
     7.2 Expenses. Other than as specifically set forth herein to the contrary each Party shall bear and pay, without any right of reimbursement from any other Party, all costs, expenses and fees incurred by it or on its or her behalf incident to the preparation, execution and delivery of this Agreement and the performance of such Party’s obligations hereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such Party, and shall indemnify and hold harmless the other Party from and against all such fees, costs and expenses.
     7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or forty-eight (48) hours after sent by United States registered mail, first-class, postage prepaid or by confirmed facsimile addressed to either Party at its address appearing below or otherwise provided in writing to the other Party.
     7.4 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     7.5 Severability. Should any provision of this Agreement be held unenforceable or invalid, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement.
     7.6 Entire Agreement. This Agreement and the Exhibits and Schedules hereto set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. Any conflict between this Agreement and an Exhibit shall be resolved in favor of this Agreement. Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the ACA.
     7.7 Force Majeure. Neither Party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other Party or such other Party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a Party’s reasonable control. The parties will promptly

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     7.8 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     7.9 Binding Effect; Assignment. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any Party hereto without the prior written consent of the other parties hereto, provided however, that this Agreement is assignable to any Affiliate of Party or pursuant to an event constituting a Change of Control, provided that such assignment is expressly conditioned on the assignee being subject to the terms and conditions of this Agreement.
     7.10 No Additional Obligations. Unless specifically set forth herein, nothing in this Agreement shall be construed to require any payment or obligation pursuant to a license or sublicense that is not already specifically required by such license or sublicense.
     7.11 Execution and Delivery; Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by either Party hereto and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either Party the other Party shall execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

Z-KAT, Inc. 1940 Harrison Street, Suite 300, Hollywood, FL 33020
By:	/s/ Christopher Dewey
	Name:	Christopher C. Dewey
	Title:	CEO
	Date:	12/28/2006

MAKO Surgical Corp. 2555 Davie Road, Ft. Lauderdale, FL 33317
By:	/s/ Maurice Ferré
	Name:	Maurice Ferré
	Title:	President and CEO
	Date:	12/28/2006

Attached Schedules & Exhibits
Schedule 2.1 Voyager Parts
Schedule 2.2 Z-KAT Accounts Payable
Exhibit 1.2(a)(i) Sample Engagement Letter
Exhibit 2.2 Note
Appended Exhibits
     [***]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.1 Voyager Parts

Extended
Quantity	Description	Unit Cost	Cost
7	Voyager Navigation Carts w/isolation transformer	$[***]	$[***]
3	Voyager Navigation Carts w/isolation transformer (non-satable quality)	$[***]	$[***]
3	NEC Touchscreen LCD Monitors	$[***]	$[***]
6	NEC LCD Monitors (non touchscreen)	$[***]	$[***]
9	P4 Digitizer Cameras	$[***]	$[***]
8	Digitizer Pedestal Stands	$[***]	$[***]
TOTAL			$[***]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2 Z-KAT Accounts Payable

Description	Amount
Dr. [***] Consulting Fee for 2005	35,000
Dr. [***] Consulting Fee for 2006	35,000
Marc Hubbard Legal Fees	23,500
Foley & Lardner LLP	19,307
Wasserstrom Weinreb & Wealcatch PL	7,500
Stryker — Cranial Markers	28,400

Total Liabilities	148,707

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 1.2(a)(i) Sample Engagement Letter
October 27, 2005
General Counsel
Z-KAT, Inc.
2901 Simms St.
Hollywood, FL 33020

Re:	Representation concerning current and future United States Patents assigned to Z-KAT, Inc.
Dear:
     As we discussed, Z-KAT, Inc. (hereinafter “Z-KAT” or “you”) currently owns or controls certain patents and patent applications listed on the attached Exhibit A (TO BE COMPLETED). During the term of this Agreement, Z-KAT may acquire additional patents and patent applications (collectively hereinafter “the Z-KAT Patents”). Z-KAT has reason to believe that certain entities and/or individuals may be infringing on one or more of the Z-KAT Patents now or in the future. You have requested that LAW FIRM represent Z-KAT (the “Representation”) by (1) conducting a preliminary investigation in an effort to evaluate the infringement and the merits of any such claims (2) if LAW FIRM concludes after completing its preliminary investigation that LAW FIRM is willing to incur the risk of pursuing possible claims on Z-KAT’s behalf; then LAW FIRM will assert and pursue claims on Z-KAT’s behalf for patent infringement and possibly other causes of action against parties for infringement of the Z-KAT Patents. Therefore, LAW FIRM has agreed to undertake the Representation subject to and in accordance with the terms, provisions and conditions of this letter agreement. For convenience, accused infringers are herein sometimes called the “Defendants,” and the subject of the Representation is herein called the “Matter.”
     Our acceptance of the Representation becomes effective upon your execution and return of the enclosed copy of this letter (the “Effective Date”). Your claims and causes of action in connection with the Matter are herein called “Client Claims.” Unless otherwise provided herein, the Representation may include conducting analysis of the patents and related documents, analyzing the systems you contend infringe the patent(s), handling licensing (if any), settlement negotiations (if any), drafting legal documents relating to granting of licenses or settlement with any Defendant, pretrial investigation and preparation, presentation and defense of applicable motions (if any), mediation (if any), trial (if any), prosecution or defense of any appeals (if any), retrial if required as a consequence of any appeal, and prosecution of legal proceedings to endeavor to collect any judgment obtained in connection with the Matter.
SECTION 1 Terms of Engagement
     This letter sets out the terms of our engagement in the Representation. Certain of those terms are included in the body of this letter, and additional terms are contained in the attached document entitled Additional Terms of Engagement. That document is expressly incorporated into this letter, and it should be read carefully. The execution and return of the enclosed copy of this

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

letter constitutes an unqualified agreement to all the terms set forth in this letter and in the attached Additional Terms of Engagement.
     It is understood and agreed that our engagement pursuant to this letter is limited to the Representation. This letter shall impose no obligation on us to provide legal services other than those set forth in this letter.
SECTION 2 Our Personnel Who Will Be Working on the Matter
     I will be working on the Matter, and you may call, write, or e-mail me whenever you have any questions about the Representation. I will be lead counsel in the Matter and will provide you with regular updates regarding the Representation. Other firm personnel, including firm lawyers and legal assistants, will participate in the Representation if, in our judgment, their participation is necessary or appropriate. As soon as those individuals are identified, we will let you know and you likewise may communicate with them.
SECTION 3 Preliminary Investigation and Discovery in Assisting With the Licensing and Any Litigation
     As described above, the first stage of the Representation will consist of a preliminary analysis and investigation to be conducted by LAW FIRM. If a lawsuit is filed, discovery of documents and information will occur from you and from the applicable Defendants. Even though LAW FIRM anticipates that it will incur substantial costs and expenses including both time of its attorneys and other personnel and Other Charges (as hereinafter defined) in the process of conducting such preliminary analysis, assisting with licensing, and investigation and discovery in any lawsuit that may be filed, LAW FIRM has informed you that such preliminary analysis and investigation and information obtained in licensing or discovery cannot be expected to and will not provide certainty as to whether the Client Claims have merit. Accordingly, you are hereby informed and hereby acknowledge that a decision by LAW FIRM based on such preliminary investigation that LAW FIRM is willing to incur the risk of pursuing the Client Claims, and a decision by LAW FIRM to continue the Representation after obtaining discovery in a lawsuit against one or more Defendants, will not constitute the expression of an opinion of LAW FIRM or a representation by LAW FIRM that the Client Claims have merit. To the contrary, in addition to the uncertainties associated with any trial of controverted facts or disputed legal issues, additional facts or circumstances not disclosed by the preliminary investigation or initial discovery, additional investigations, discovery and testimony by technical experts, and complex legal principles of uncertain application may result in defeating the Client Claims without regard to LAW FIRM’s preliminary conclusions based on the preliminary investigation or discovery and without regard to what may have transpired in any licensing efforts.
     At any time during the course of the Representation, LAW FIRM may notify you in writing that LAW FIRM, in the exercise of its sole judgment and discretion, has concluded on the basis of the preliminary analysis and investigation, what it has learned or believes as a result of assisting in the licensing efforts, or based or discovery in any lawsuit, that LAW FIRM is not willing to incur the risk and cost of pursuing or continuing to pursue the Client Claims against any of the Defendants under a contingent fee arrangement as set forth hereinafter in this letter agreement and that LAW FIRM has elected to terminate the Representation in its entirety. If LAW FIRM informs

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

you that LAW FIRM has elected to terminate the Representation in its entirety because it is not willing to incur the risk of pursuing or continuing to pursue the Client Claims against any of the Defendants, LAW FIRM shall provide a written summary of the basis for the termination. You agree that the Representation will terminate immediately and agree to execute such documents and take such action as is necessary to enable LAW FIRM to withdraw from the Representation. In the event that LAW FIRM withdraws from the Representation as provided for above in this paragraph (as distinguished from LAW FIRM’s withdrawal from the Representation for cause as provided for in the Termination section in the attached Additional Terms of Engagement), LAW FIRM will, of course, be entitled to be paid or retain its percentage contingent fee and payment or reimbursement of Other Charges incurred to the date of termination of the Representation out of any recoveries with respect to the Client Claims that are received (either prior to or after termination of the Representation) under or pursuant to licenses (if any) that have been executed and delivered between you and one or more Defendants prior to termination of the Representation, settlement agreements (if any) that have been executed and delivered between you and one or more Defendants prior to termination of the Representation, and judgments (if any) that have been entered in favor of you against one or more Defendants prior to termination of the Representation (excluding any such judgment as to which an appeal is pending at the time of termination of the Representation or is thereafter perfected) as provided for in the section of this letter entitled “Our Legal Fees and Other Charges” below (subject, if applicable, to the provisions of paragraph C of such section); but LAW FIRM will not be entitled to be paid any percentage contingent fee or other fee for services or payment or reimbursement of Other Charges out of or with respect to any other recoveries thereafter received by you after termination of the Representation with respect to the Client Claims (which other recoveries shall not be deemed to be or be included in “Gross Recovery” for any purpose under this letter agreement). In the event that LAW FIRM withdraws from the Representation for whatever reason, you will be provided with a copy of all files created or controlled by LAW FIRM and pertaining to the Matter and/or the Representation, including all files containing LAW FIRM’s analysis of the Matter, including the Z-KAT Patents, and LAW FIRM shall remain obligated to undertake any and all actions reasonably necessary to ensure no prejudice comes to Z-KAT as a result of such withdrawal by LAW FIRM.
SECTION 4 Our Legal Fees and Other Charges
     A. Fees: In consideration for LAW FIRM’s acceptance of the Representation and for the services to be performed pursuant to this letter and in lieu of an hourly billing arrangement, you agree to pay a fee to LAW FIRM (contingent upon what is recovered in the Matter by way of license, settlement, judgment, or otherwise, and subject, if applicable, to paragraph C below) and hereby assign and transfer a present and undivided interest to LAW FIRM in and to the the “Gross Recovery” and “Net Recovery” as defined below, to be computed as follows:
1.	[***] of the Net Recovery obtained from any Defendant pursuant to a license or settlement agreement which is executed and delivered by you and such Defendant where such Defendant was not sued in any lawsuit filed by LAW FIRM with respect to the Client Claims;

2.	[***] of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims pursuant to a license or settlement agreement which is executed and delivered by you and such

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Defendant before the date a Notice of Scheduling Conference is received from the Court in the initial lawsuit filed by LAW FIRM with respect to Client Claims against any of the Defendants (but not after that date);

3.	except as provided in paragraph 2 above or paragraph 5 below, [***] of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims if the Client Claims against such Defendant are finally resolved by settlement agreement or license agreement before any party files any document necessary to commence an appeal to higher court of a final judgment (subject to appeal) entered in the trial court in such lawsuit, or if no appeal is commenced from a final judgment (subject to appeal) awarding a recovery to you entered in the trial court in such lawsuit;

4.	except as provided in paragraph 5 below, [***] of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims if the Client Claims against such Defendant are not finally resolved until after any party files any document necessary to commence an appeal of a final judgment (subject to appeal) entered in the trial court in such lawsuit; and

5.	provided that if and when the total Net Recovery obtained from one or more Defendants (collectively) exceeds $[***], LAW FIRM’s fee with respect to amounts of the total Net Recovery obtained from those Defendants or other Defendants (collectively) in excess of $[***] shall be [***] of the amounts of total Net Recovery in excess of $[***] (in addition to LAW FIRM’s fee with respect to amounts of Net Recovery up to a total of $[***] calculated pursuant to paragraphs 1 through 4 above, as applicable), notwithstanding the provisions of paragraphs 3 and 4 above.
     The applicable percentage fee payable to LAW FIRM as provided above shall be calculated on the total of the Net Recovery obtained and received from each Defendant. The “Net Recovery” means the total “Gross Recovery” as hereinafter defined, minus the total of the “Other Charges” as hereinafter defined. The “Gross Recovery” shall mean a recovery actually obtained and received by you, or any person or party claiming by, through, or under you, of money or property, real or personal and tangible or intangible, or any other benefit, by settlement or judgment or otherwise, on account of any or all of the Client Claims, without deduction of or reduction for “Other Charges” as hereinafter defined, but subject to the provisions of paragraph C below, if applicable. Gross Recovery shall include, but not be limited to, royalties or other periodic payments received under a license or an agreement entered into to settle a dispute with one or more of the Defendants, except as otherwise provided elsewhere in this engagement agreement or the attached Additional Terms of Engagement. In the event a court orders payment of attorneys’ fees, costs or expenses to you or to LAW FIRM as your attorneys in the Matter, the amount of those attorneys’ fees, costs or expenses which are collected shall be included in the “Gross Recovery” for purposes of calculating the percentage fee payable to LAW FIRM hereunder, but LAW FIRM shall not be entitled to receive or retain such court-awarded fees in addition to the applicable percentage specified herein of the total “Net Recovery,” if any, payable to LAW FIRM as a contingent fee hereunder.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     If a Gross Recovery received from any Defendant includes securities or some other non-monetary property or asset, you will have the right, at your election, to treat such securities or other non-monetary property or asset as the equivalent of money in an amount equal to the fair market value thereof as of the date of receipt thereof and to make payment in U.S. Dollars to LAW FIRM of any amounts of such Gross Recovery to which it is entitled under this agreement to pay or reimburse Other Charges or as LAW FIRM’s applicable percentage fee share of any remaining Net Recovery as provided for above. Alternatively, you will have the right, at your election, to transfer or convey to LAW FIRM a share of or interest in such securities or other non-monetary property or assets having a fair market value as of the date of receipt thereof equal to the amount of such Gross Recovery to which LAW FIRM is entitled under this agreement to pay or reimburse Other Charges and to transfer or convey to LAW FIRM its applicable percentage fee share of the remainder, if any (the “Net Recovery”), of such securities or other non-monetary property or asset. In any instance when you and LAW FIRM are unable to agree regarding the fair market value of any such securities or other non-monetary property or assets within thirty (30) days after receipt thereof, it is agreed that the dispute will be submitted to a non-binding mediation before a mutually agreed upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas, conducted under the Commercial Arbitration Rules of the American Arbitration Association.
     All amounts of Gross Recovery shall be paid or delivered to LAW FIRM either directly from Defendants or by Z-KAT promptly upon receipt thereof. LAW FIRM shall hold such Gross Proceeds in trust for you and shall distribute such Gross Proceeds as promptly as practicable first to apply toward payment of Other Charges owing to LAW FIRM pursuant to paragraph B below. Any remaining Net Proceeds shall be distributed to pay the contingent fee owing to LAW FIRM pursuant to this paragraph A, and the remainder thereof shall be distributed to you.
     B. Charges for Other Services and Expenses: LAW FIRM agrees to advance all charges for other services and expenses (collectively, “Other Charges”) incurred or provided by LAW FIRM that appear to LAW FIRM (in reasonable consultation with you) to be reasonably necessary for the preliminary investigation and, if the Representation has not terminated, the prosecution of the Client Claims whether through assistance with licensing or through litigation. LAW FIRM shall be authorized to incur those Other Charges which we deem reasonable and necessary to endeavor to accomplish a satisfactory resolution of the Matter. It is further agreed that we are expressly authorized to retain any consultants, experts, or third-party providers that are reasonably necessary in our judgment in connection with the Representation. If there is no amount of Gross Recovery in the Matter, you shall have no obligation to pay or reimburse LAW FIRM for arty Other Charges incurred, charged or expended by LAW FIRM, and you shall have no obligation to pay or reimburse LAW FIRM for any amount of Other Charges in excess of whatever amounts of Gross Recovery are actually recovered. In this regard, however, if any amounts of a Gross Recovery from any Defendant or Defendants have been deemed to be a “Net Recovery” and have been distributed to you and LAW FIRM as provided for in paragraph A above and LAW FIRM thereafter incurs or expends Other Charges (“Unpaid Other Charges”) that are not paid or reimbursed to LAW FIRM out of amounts of Gross Recovery from one or more Defendants thereafter obtained and received, and if (and only if) the total amounts of Net Recovery theretofore distributed to you (as your share thereof) pursuant to paragraph A above exceed [***], you will be obligated to pay or reimburse to LAW FIRM a portion (hereinafter described as the “Refundable

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Portion”) of the amount of such Unpaid Other Charges that has not been paid or reimbursed to LAW FIRM upon termination of the Representation out of the amounts of “Net Recovery” from any Defendant or Defendants (collectively) in excess of [***] that have been distributed to you pursuant to said paragraph A. The “Refundable Portion” of Unpaid Other Charges that you may thus become obligated to pay to LAW FIRM out of amounts of “Net Recovery” distributed to you pursuant to paragraph A above shall be equal to the aggregate amount (up to all thereof) by which the amounts of “Net Recovery” in excess of a total of [***] distributed to you pursuant to said paragraph A would have been reduced if such Unpaid Other Charges had been paid and deducted from the applicable amounts of Gross Recovery before dividing the remainder thereof as “Net Recovery” between LAW FIRM and you as provided for in said paragraph A. Other Charges may include, without limitation, charges or expenses made in furtherance of the Matter for long-distance telephone calls, facsimile and other electronic transmissions, messenger and other delivery fees, postage, charges for computer research and outside assisted legal research, travel expenses such as mileage, parking, airfare, meals, and hotel accommodations, photocopying and other reproduction charges, conference expenses, clerical staff overtime, word processing charges, charges for computer time, process server’s fees, filing fees and other charges assessed by courts and other public agencies, court reporter’s fees, videographer’s fees, jury fees, witness fees, investigator’s fees, trial presentation expenses, expert’s fees, or consultant’s fees, and other similar items. In situations where we can readily determine the exact amount of expenses for products and services provided by third parties to be charged to your account, our charges for Other Charges will reflect the cost to us of the product or services. In many situations, however, the total cost of providing a product or service is difficult to establish, in which case we will use our reasonable professional judgment as to the charges to be made for such product or service, which charges shall not substantially vary from or exceed our direct cost of such product or service. Attached is a copy of our current recharge schedule for expenses and services provided through our Dallas, Texas, office, which is subject to change from time to time. Charges for expenses and services provided through other offices of our firm may vary from the attached Dallas office recharge schedule. LAW FIRM agrees that it will send monthly statements to you that summarize the Other Charges expended or incurred and charged to your file to date.
     It is expressly agreed, that if LAW FIRM elects to and does engage other attorneys or law firms (who, we anticipate, would serve as local counsel) to assist LAW FIRM in connection with litigation against or pursuing Client Claims against any Defendant or Defendants, the legal fees charged by such attorneys or law firms for their services shall not be deemed to be “Other Charges,” and LAW FIRM shall be solely responsible for payment of such fees on such basis and in such manner or amount as may be agreed between LAW FIRM and such attorneys or law firms. However, any expenses and charges for supplies or services other than legal services of the nature of “Other Charges” described above that are incurred or expended by any such attorneys or law firms in connection with the Matter and paid or reimbursed by LAW FIRM shall be deemed to be “Other Charges” for purposes of this agreement.
     C. Declining or Withdrawing From Representation as to Particular Defendants or With Respect to Appeal From or Retrial Following an Adverse Trial Court or Appellate Decision: As described in the section of this letter agreement entitled “Conflicts of interest” below, LAW FIRM may decline to represent you in asserting Client Claims against particular potential infringers who might be Defendants, based on a conflict of interest that would exist if LAW FIRM undertook such representation. If LAW FIRM notifies you that it will not represent you in

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

asserting Client Claims against a particular potential infringer because of a conflict of interest, you will, of course, have the right to pursue the Client Claims against such party for your own account and at your own expense using other counsel of your choice, and no amount of any recovery you may obtain from such party shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement.
     Likewise, at any time during the course of the Representation, LAW FIRM may notify you that on the basis of the information it has obtained it has determined that it is not willing to incur the risk and cost of pursuing or continuing to pursue the Client Claims as against a particular Defendant on a contingent fee basis (either because LAW FIRM believes that evidence of infringement by the Defendant may be inconclusive, that the amount of any likely recovery from the Defendant would not justify the cost and risk, or that collection of a recovery from the Defendant may be doubtful, or for any other reason deemed appropriate in LAW FIRM’s judgment). If LAW FIRM provides such a notice to you with respect to a particular Defendant, the Representation will immediately terminate insofar only as to that particular Defendant, and you agree to execute such documents and take such action as is necessary to enable LAW FIRM to withdraw from the Representation insofar as to such particular Defendant. In that event, you will, of course, have the right to pursue the Client Claims against such Defendant for your own account and at your own expense using other counsel of your choice, and no amount of any recovery you may obtain from such Defendant shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement.
     In the event a trial court ruling on an appealable dispositive motion is entered, or a trial court judgment is entered following a trial, or in the event an appellate court decision is rendered in an appeal, LAW FIRM shall have the right, but not the obligation, to continue to represent you in any appeal or appeals of such ruling, judgment, or decision or in any retrial required by any such decision. LAW FIRM shall have complete discretion in deciding whether it will participate in any such appeal or retrial.
     In the event LAW FIRM elects not to participate in any appeal or retrial and you elect to go forward with an appeal or retrial with other counsel and obtain and receive a recovery from any Defendant who is a party to such lawsuit during or after the appeal or retrial, then (notwithstanding the fact that such recovery will not be deemed to be included in or to be “Gross Recovery” for purposes of this agreement), within thirty (30) days after request by LAW FIRM, you shall meet with LAW FIRM to negotiate an agreement addressing LAW FIRM’s fees for its services through the trial and any appeal and payment for Other Charges. If after thirty (30) days you and LAW FIRM are unable to reach an agreement in this regard, then the parties agree to submit the dispute to a non-binding mediation before a mutually agreed-upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas, conducted under the Commercial Arbitration Rules of the American Arbitration Association and agree that the arbitrators shall be directed to determine and award to LAW FIRM such amount (if any) of the following to which the arbitrators determine LAW FIRM is entitled on a quantum meruit basis for its services and charges and expenses in connection with the trial and any appeals: (1) Other Charges; and (2) LAW FIRM’s fees for its services performed through the trial and any appeal.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECTION 5 Taxable Court Costs or Other Expenses
     In the event a trial or appellate court awards taxable court costs, attorneys fees’ or any other expenses against you in connection with a judgment rendered in the Matter, you are solely responsible for any such costs, fees or expenses which may be owing to an adverse party, except where such costs, fees or expenses are awarded based on the acts or omissions of LAW FIRM, in which case they will be paid by LAW FIRM.
SECTION 6 Conflicts of Interest
     Before accepting the Representation, we have undertaken reasonable and customary efforts to determine whether there are any potential conflicts of interest that would bar our firm from representing you in the Matter. Based on the information available to us, we are not aware of any potential conflict of interest that might bar our firm from representing you in the Matter against a number of the potential infringers. Because of the number of potential infringers, we may have some conflicts which prevent us from pursuing those parties and we will not pursue those parties as to whom we determine that a conflict of interest would exist if we pursued Client Claims against such parties. In reviewing the issue of potential conflicts of interest, we have reviewed the issue in accordance with the rules of professional responsibility adopted in Texas and principles applied by Federal Courts sitting in Texas regarding disqualification of counsel based on conflicts of interest. We believe that the rules of professional conduct adopted in Texas, rather than the rules of any other jurisdiction, are applicable to the Representation, and the execution and return of the enclosed copy of this letter by your son s an express am to the applicability of those rules.
     Exclusions from List of Defendants
     With the exception of those entities set forth in Exhibit B hereto (which may or may not be potential infringers), which such entities are specifically excluded as Defendants under this agreement and as to which you have and shall retain the right to determine whether or not to pursue the Client Claims for your own account and at your own expense using other counsel of your choice, and for which no amount of any recovery you may obtain shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement, as of the date of this agreement there are no individuals and entities known by the either LAW FIRM or you to be excluded from the pool of potential Defendants under this agreement.
SECTION 7 Consultation Regarding Settlement, Licensing, and Other Decisions
     You agree that you will consult with us in advance concerning any proposed settlement or licensing agreement with or abandonment of the Client Claims against any of the Defendants with respect to whom we are representing you, and we will endeavor to provide our advice concerning such matters to assist you in determining whether to offer or propose or acceptor reject any such proposed settlement or licensing agreement or abandon the Client Claims against any such Defendant. However, we will not be authorized to execute any settlement or license agreement without your express written authority; and all license agreements, settlements, decisions to abandon the Client Claims and decisions to proceed with or abandon litigations and/or appeals shall be subject to your consent, approval, and sole discretion.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Regular Reporting LAW FIRM agrees to provide you with written monthly reporting of (1) all Other Charges incurred and/or paid and (2) services our firm rendered as part of the Representation for the preceding month.
SECTION 8 Independent Representation
     You represent and acknowledge that you have consulted with and been advised by legal counsel of your own choice unrelated to LAW FIRM concerning the terms and provisions and form and content of this letter agreement and the attached Additional Terms of Engagement before executing or agreeing to this agreement.
SECTION 9 180 Days
     If LAW FIRM shall endeavor to provide you with the results of its preliminary investigation as soon as possible but in no event later than one hundred eighty (180) days from the commencement of the Engagement, and should LAW FIRM fail to file an action against any Defendant within one hundred eighty (180) days from the Effective Date of this engagement letter, then you shall have the right to terminate this engagement letter by giving written notice of termination to LAW FIRM at any time prior to the time that LAW FIRM does take action on any Defendant, in which event you will owe no fees or Other Charges to LAW FIRM.
SECTION 10 Client and Investor Meeting
     It is expressly stipulated that before a final decision is made to file any lawsuit against any Defendant asserting the Client Claims, LAW FIRM will require a meeting in Dallas, Texas (or an alternate location acceptable to LAW FIRM), with you and any material inventors and/or assignees of material patents to be asserted, in order to discuss an overall strategy for pursuit of the Client Claims and explore any areas of possible concern regarding the nature of and continuation of the Representation in a face to face meeting. Expenses associated with any such meeting shall be paid by LAW FIRM and treated as Other Expenses under this agreement.LAW FIRM agrees to work with you to reasonably identify those persons reasonably necessary for participation in said meeting, some of whom may be allowed to attend telephonically should circumstances allow.
SECTION 11 Conclusion
     This letter and the attached Additional Terms of Engagement constitute the entire term of the engagement of LAW FIRM in the Representation. These written terms of engagement are not subject to any oral agreements or understanding s, and they can be modified only by further written agreement signed both by you and LAW FIRM. Unless expressly stated in these terms of engagement, no obligation or undertaking shall be implied on the part of either you or LAW FIRM.
     Please carefully review this letter and the attached Additional Terms of Engagement. If there are any questions about these terms of engagement, or if these terms are inaccurate in any way, please let me know immediately. If both documents are acceptable, please sign and return the enclosed copy of this letter, so that we may commence the Representation. We have signed the letter on this date. If this letter is not signed and retuned on of before November [ ], 2005, the

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

offer of representation and terms and conditions of this letter are null, void and of no force or effect. Thank you for the opportunity to be of service.
Sincerely,
AGREED:
Date:

By:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LAW FIRM.
Additional Terms of Engagement
     This is a supplement to our engagement letter dated November [ ], 2005, with you. Terms which are defined in the engagement letter will have meaning therein stated when used in this supplement. The purpose of this document is to set out additional terms of our agreement to provide the Representation described in our engagement letter concerning the Matter described therein. Because these additional terms of engagement are a part of our agreement to provide legal services, you should review them carefully and should promptly communicate to us any questions concerning this document We suggest that you retain this statement of additional terms along with our engagement letter and any related dements.
SECTION 12 The Scope of the Representation
     As lawyers, we undertake to provide representation and advice on the legal matters for which we are engaged. It is important for our clients to have a clear understanding of the legal services that we have agreed to provide. Thus, if there are any questions about the scope of the Representation that we are to provide in the Matter, please raise those questions promptly, so that we may resolve them at the outset of the Representation.
     You acknowledge that we have made no promises or guarantees to you regarding the outcome of the Representation or the Matter, and nothing in the engagement letter or these additional terms of engagement shall be construed as such a promise or guarantee. Any expressions on our part concerning the outcome of the Representation, or any other legal matters, are based on our professional judgment and are not guarantees. Such expressions, even when described as opinions, are necessarily limited by our knowledge of the facts and are based on our views of the state of the law at the time they are expressed.
     Upon accepting this engagement on your behalf, LAW FIRM agrees to do the following: (1) provide legal counsel in accordance with the additional terms of engagement and the related engagement letter, and in reliance upon information and guidance provided by you; and (2) keep you reasonably informed about the status and progress of the Representation.
     To enable us to provide effective representation, you agree to do the following: (1) disclose to us, fully and accurately and on a timely basis, all facts and documents that are or might be material or that we may request, (2) keep us apprised on a timely basis of all developments relating to the Representation that are or might be material, (3) attend meetings, conferences, and other proceedings when it is reasonable for you to do so and (4) otherwise cooperate fully with us.
     Our firm has been engaged to provide legal services in connection with the Representation in the Matter, as specifically defined in our engagement letter. After completion of the Representation, changes may occur in the applicable laws or regulations that could affect your future rights and liabilities in regard to the Matter. Unless we are actually engaged after the completion of the Representation to provide additional advice on such issues, the firm has no continuing obligation to give advice with respect to any future legal developments that may pertain to the Matter.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     It is our policy and your agreement that the party we represent is the one identified in our engagement letter and that our attorney-client relationship does not include any related persons or entities. Far example, if a corporation, partnership, or other organization is identified as our client in our engagement letter referenced above, we do not represent any related parent companies, subsidiaries, affiliates, employees, officers, directors, shareholders, partners, members, commonly-owned corporations or partnerships, or other such persons, entities, or affiliates, whether now existing or hereafter becoming such by virtue of merger, dissolution, acquisition, or any other means. Accordingly, it is understood that we may represent another client with interests adverse to any such affiliated or related person or entity without first obtaining consent from you.
SECTION 13 Who Will Provide the Legal Services
     As our engagement letter confirms, LAW FIRM will represent you in the Matter. LAW FIRM is a registered limited liability partnership pursuant to the Texas Revised Partnership Act.
     Although our firm will be providing legal services, each client of the firm customarily has a relationship principally with one attorney, or perhaps a few attorneys. At the same time, however, the work required in the Representation, or parts of it, may be performed by other firm personnel, including lawyers and legal assistants. Such delegation may be for the purpose of involving other firm personnel with experience in a given area or for the purpose of providing services on an efficient and timely basis.
SECTION 14 Our Relationships With Others
     Our law firm represents many companies and individuals. In some instances, the applicable rules of professional conduct may limit our ability to represent clients with conflicting or potentially conflicting interests. Those rules of conduct often allow us to exercise our independent judgment in determining whether our relationship with one client prevents us from representing another. In other situations, we may lie permitted to represent a client only if the other clients consent to that representation.
     Rules concerning conflicts of interest vary with the jurisdiction. In order to avoid any uncertainty, it is our policy that the governing rules will be those applicable to the particular office of our firm that prepares the engagement letter for a particular matter. The acceptance by you of our engagement letter constitutes as express agreement with that policy, unless the engagement letter specifically states that some outer rules of professional responsibility will govern our attorney-client relationship.
     If a controversy unrelated to the Matter develops between you and any other client of the firm, we will follow the applicable rules of professional responsibility to determine whether we may represent either you or the other client in the unrelated controversy.
     In addition to our representation of other companies and individuals, we also regularly represent lawyers and law firms. As a result, opposing counsel in the Matter may be a lawyer or law firm that we may represent now or in the future. Likewise, opposing counsel in the Matter may represent our firm now or in the future. Further, we have professional and personal relationships with many other attorneys, often because of our participation in bar associations and other professional organizations. It is our professional judgment that such relationships with other

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

attorneys do not adversely affect our ability to represent any client. The acceptance of these terms of engagement represents an unqualified consent to any such relationships between our firm and other lawyers or law firms, even counsel who is representing a party that is adverse to you in the Matter that is the subject of this engagement or in sonic other matter.
SECTION 15 Termination
     At any time, you may, with or without cause, terminate the Representation by notifying us of your intention to do so. If you terminate the Representation without cause, LAW FIRM shall retain the right to receive payment out of any Gross Recovery thereafter received by you (up to the full amount of such Gross Recovery) of all Other Charges incurred, charged or expended by LAW FIRM in connection with the Representation or which are incurred, charged or expended in connection with an orderly transition of the Matter, together with the full contingent fee share of any Net Recovery received by you. If LAW FIRM is discharged by you for cause, LAW FIRM may not be entitled to compensation or payment for its services or Other Charges in connection with the Representation or may be entitled to compensation or payment for such services or Other Charges on a quantum meruit basis as may be appropriate in the circumstances under the applicable laws and code or rules of professional conduct.
     We are subject to the codes or rules of professional responsibility for the jurisdictions in which we practice. There are several hypes of conduct or circumstances that could justify and result in our withdrawing from representing a client, including, for example, the following: misrepresentation or failure to disclose material feeds: fraudulent or criminal conduct; and action contrary to our advice. The right of LAW FIRM to withdraw with justification as described herein is in addition to any rights to withdraw with justification created by statute or recognized by the governing rules of professional conduct. We try to identify in advance and discuss with our clients any situation that may lead to our withdrawal. If LAW FIRM withdraws from the Representation, then, except as and unless otherwise provided in our engagement letter, LAW FIRM shall retain the right to receive payment out of any Gross Recovery theretofore or thereafter received by you (up to the full amount of such Gross Recovery) of all other Charges incurred, charged or expended by LAW FIRM in connection with the Representation or which we incurred, charged or expended in connection with an orderly transition of the Matter, and LAW FIRM may be entitled to compensation for its services on a quantum meruit basis out of any Net Recovery (as defined in the engagement letter) as may be appropriate in the circumstances under the applicable laws and code or rules of professional conduct. Further, you will promptly take all steps necessary too release LAW FIRM of any further obligations in the Representation or the Matter, including, without limitation, the execution of any documents necessary to effectuate LAW FIRM’s withdrawal from the Representation and the Matter.
     In the event that LAW FIRM notifies you that it believes it is entitled to compensation or payment for its services or Other Charges in connection with the Representation on a quantum meruit basis following termination of the Representation for cause, you and LAW FIRM will endeavor in good faith to agree upon such amount (if any) as is mutually acceptable to the parties. If after thirty (30) days you and LAW FIRM are unable to reach an agreement in this regard, their the parties agree to submit the dispute to a non-binding mediation before a mutually agreed-upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas,

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

conducted under the Commercial Arbitration Rules of the American Arbitration Association and agree that the arbitrators shall be directed to determine and award to LAW FIRM such amount (if any) of fees for its services and (if not otherwise provided for in these Additional Terms of Engagement) payment or reimbursement for Other Charges to which the arbitrators determine LAW FIRM is entitled on a quantum meruit basis.
SECTION 16 Document Retention
     At the close of any matter, we send our flies in that matter to a storage facility for storage at our expense. The attorney closing the file determines how long we will maintain the files in storage. After that time, we will destroy the documents in the stored files.
     Upon termination of the Representation, we return to the client any documents and files that are subject to the agreement with such client or are specifically requested to be returned. As to any documents so returned, we may elect to keep a copy of the documents in our stored files.
SECTION 17 Severability
     If any term or provision of the engagement letter or these additional terms of engagement is finally determined by any court, arbitrator, or other tribunal to be void or unenforceable in whole or in part or as to any person, party, or circumstance, the engagement letter and these additional terms of engagement shall nevertheless be and remain valid and enforceable as to all terms and provisions thereof and as to all persons, parties, or circumstances as to which they are not thus determined to be void or unenforceable; and, notwithstanding any such determination, the engagement letter and these additional terms of engagement shall be and remain valid and shall be enforced, as to each term and provision thereof, to the maximum extent permitted by applicable laws and rules of professional conduct.
SECTION 18 Governing Law
     The engagement letter and these additional teems of engagement shall be construed and enforced in accordance with the laws of the State of Texas applicable to contracts made in and to be performed in Texas, without giving effect to conflicts of law principles that might require application of the laws of any other jurisdiction.
SECTION 19 Ownership of Client Claims/Grant of Lien
     Each of LAW FIRM and you acknowledge and repent that you own 100% of the Client Claims. You hereby grant a first priority lien to LAW FIRM on any Gross Recovery received or recovered by you or any party claiming by, through, or under you, to secure payment of the fees, if any, and Other Charges, if any, becoming payable from you to LAW FIRM as provided for in the engagement Letter agreement and these additional terms of engagement. Such lien will be in addition to all other rights of LAW FIRM to receive sums if any owing from you under the engagement letter agreement and these additional terms of engagement. You hereby represent and warrant to LAW FIRM that there are no other known outstanding liens on the Client Claims or Gross Recovery.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECTION 20 Standards of Professionalism and Attorney Complaint Information
     Pursuant to rules promulgated by the Texas Supreme Court and the State Bar of Texas, we are to advise our clients of the contents of the Texas Lawyer’s Creed, a copy of which is attached. In addition, we are to advise clients that the State Bar of Texas investigates and prosecutes complaints of professional misconduct against attorneys licensed in Texas. A brochure entitled Attorney Complaint Information is available at all of our Texas offices and is likewise available upon request. A client that has any questions about the State Bar’s disciplinary process should call the Office of the General Counsel of the State Bar of Texas at 1-800-932-1900 toll free

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 2.2
SECURED PROMISSORY NOTE

$125,707.00
Broward County,
Florida
December 28, 2006

FOR VALUE RECEIVED, the undersigned, Z-KAT, INC. a Florida corporation promises to pay to MAKO SURGICAL CORP., a Delaware corporation, and its successors and assignees (the “Holder”), at 2555 Davie Road, Ft. Lauderdale, Florida 33317 or such other place as the Holder may designate in writing to the Maker, the principal sum of $One Hundred Twenty Five Thousand Seven Hundred Seven Dollars ($125,707), with interest at an annual rate of eight and one half percent (8.5)% compounded annually.
     This Note is issued pursuant to the Addendum to Asset Contribution Agreement, dated effective as of December 28, 2006 (the “Agreement”), among the Maker and the Holder The covenants and agreements under the Agreement are incorporated in this Note. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Agreement.
     The Maker shall make payment (each a “Required Payment”) of principal and interest to retire the outstanding balance of principal and interest on this Not from any and all cash received (tender of which is unconditioned by payor) by Z-KAT or any Affiliate from a Payment Event (as defined in the Agreement).
     This Note may be prepaid in whole or in part at any time and from time to time without prior notice to the Holder. All payments hereunder shall be applied first to accrued interest and then to principal.
     Time is of the essence with respect to the payment of this Note. If this Note is not tally paid at maturity (including all additions accruing under the term herein whether the stated maturity date, by acceleration, or otherwise), the unpaid balance of principal shall earn interest, and shall be payable on demand, at the maximum rate allowed by law.
     This Note is secured by certain assets of the Holder as described more fully in the Agreement and any other liens and security interests provided for in the Agreement Reference is made to the Agreement as to various obligations and duties of the Maker and to various matters which shall entitle the Holder hereof to accelerate the indebtedness evidenced by this Note. The Holder is entitled to the benefit of the liens and security provided by the Agreement, and the covenants and agreements of the Maker under the Agreement are incorporated in this Note.
     Upon the nonpayment of any Required Payment installment of principal or interest within 5 business days after receipt by the Maker of written notice from the Holder that the Maker has failed to make the payment when due, or the occurrence of a “Material Breach” as defined in the Agreement, the entire unpaid principal of and accrued interest on this Note shall, at the option of the Holder, become due and payable immediately. It is further agreed that failure of the Holder to exercise this right of accelerating the maturity of the debt, or any indulgence granted from time to

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

time, shall in no event be considered as a waiver of such right of acceleration or estop the Holder from exercising such right.
     The Maker agrees to pay all costs and expenses incur ed by the Holder in connection with the collection of this Note, including reasonable attorneys’ fees and expenses (whether or not suit is filed, and if suit is fled, all those costs and expenses, including attorneys’ fees, incurred in any primary and appellate proceedings).
     In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under, applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless the Maker notifies the Holder that the Maker desires to have the excess sum returned to the Maker.
     All notices, demands, and other communications required or permitted in connection with this Note shall be in writing and shall be deemed to have been given when delivered or sent by first-class, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is received by the sender) and addressed, if to the Maker, at the mailing address provided in the Agreement, and if to the Holder, at the address specified in the first paragraph of this Note, or at such other addresses as the Maker and the Holder may designate to each other in writing.
     This Note shall be governed by, and construed and enforced under, the laws of Florida. Maker consents and agrees that Broward County, Florida, shall be the exclusive, proper, and convenient venue for any legal proceeding in federal or state court relating to this Note, and Maker waives any defense, whether asserted by motion or pleadings, that Broward County, Florida, is an improper or inconvenient venue. The Maker and every other party liable at any time for payment of this Note waives presentment, demand, test, notice of protest, and notice of dishonor.
     IN WITNESS WHEREOF, the Maker has executed this Note the date first stated above.

ZKAT, Inc.
By:
Name:
Title:

“Maker”

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECURED PROMISSORY NOTE

$125,707.00
Broward County,
Florida
December 28, 2006

FOR VALUE RECEIVED, the undersigned, Z-KAT, INC. a Florida corporation promises to pay to MAKO SURGICAL CORP., a Delaware corporation, and sits successors and assignees (the “Holder”), at 2555 Davie Road, Ft. Lauderdale, Florida 33317 or such other place as the Holder may designate in writing to the Maker, the principal sum of $One Hundred Twenty Five Thousand Seven Hundred Seven Dollars ($125,707), with interest at an annual rate of eight and one half percent (8.5)% compounded annually.
     This Note is issued pursuant to the Addendum to Asset Contribution Agreement, dated effective as of December 28, 2046 (the “Agreement”), among the Maker and the Holder The covenants and agreements under the Agreement are incorporated in this Note. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Agreement.
     The Maker shall make payment (each a “Required Payment”) of principal and interest to retire the outstanding balance of principal and interest on this Note from any and all cash received (tender of which is unconditioned by payor) by Z-KAT or any Affiliate from a Payment Event (as defined in the Agreement).
     This Note may be prepaid in whole or in part at any time and from time to time without prior notice to the Holder. All payments hereunder shall be applied first to accrued interest and then to principal.
     Time is of the essence with respect to the payment of this Note. If this Note is not fully paid at maturity (including all additions accruing under the term herein whether the stated maturity date, by acceleration, or otherwise), the unpaid balance of principal shall earn interest, and shall be payable on demand, at the maximum rate allowed by law.
     This Note is secured by certain assets of the Holder as described more fully in the Agreement and any other liens and security interests provided for in the Agreement. Reference is made to the Agreement as to various obligations and duties of the Maker and to various matters which shall entitle the Holder hereof to accelerate the indebtedness evidenced by this Note. The Holder is entitled to the benefit of the liens and security provided by the Agreement, and the covenants and agreements of the Maker under the Agreement are incorporated in this Note.
     Upon the nonpayment of any Required Payment installment of principal or interest within 5 business days after receipt by the Maker of written notice from the Holder that the Maker, has failed to make the payment when due, or the occurrence of a “Material Breach” as defined in the Agreement, the entire unpaid principal of and accrued interest in this Note shall, at the option of the Holder, become due and payable immediately. It is further agreed that failure of the Holder to exercise this right of accelerating the maturity of the debts or any indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the Holder from exercising such right.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     The Maker agrees to pay all costs and expenses incurred by the Holder in connection with the collection of this Note, including reasonable attorneys’ fees and expenses (whether or not suit is filed, and if it is filed, all those costs and expenses, including attorneys’ fees, incurred in any primary and appellate proceedings).
     In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation, to be exceeded, then the excess payment shall be edited as a payment of principal, unless the Maker notifies the Holder that the Maker desires to have the excess sum returned to the Maker.
     All notices, demands, and other communications required or permitted in connection with this Note shall be in writing and shall be deemed to have been given when delivered or sent by first-class, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is received by the sender) and addressed, if to the Maker, at the mailing address provided in the Agreement, and if to the Holder, at the address specified in the first paragraph of this Note, or at such other addresses as the Maker and the Holder may designate to each other in writing.
     This Note shall be governed by, and construed and enforced under, the laws of Florida. Maker consents and agrees that Broward County, Florida, shall be the exclusive, proper, and convenient venue for any legal proceeding in federal or state court relating to this Note, and Maker waives any defense, whether asserted by motion or pleadings, that Broward County, Florida, is an improper or inconvenient venue. The Maker and every other party liable at any time for payment of this Note waives presentment, demand, protest, notice of protest, and notice of dishonor.
     IN WITNESS WHEREOF, the Maker has executed this Note the date first stated above.

ZKAT, Inc.
By:
Name:
Title:

“Maker”

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.